UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 9, 2008
NAVIGANT CONSULTING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12173	36-4094854

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification Number)
30 S. Wacker, Chicago, IL 60611
(Address of Principal Executive Offices) (Zip Code)
(312) 573-5600
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On June 9, 2008, the Company announced that Scott Krenz, its Executive Vice President and Chief Financial Officer, has submitted his resignation, effective August 1, 2008. Mr. Krenz has accepted the CFO position at another firm. The Company has initiated a search for a permanent replacement.
The Company also announced that its Board of Directors has appointed David Wartner as its Interim Chief Financial Officer, effective upon Mr. Krenz’s departure. Mr. Wartner currently serves as the Vice President, Controller and Principal Accounting Officer of the Company where he is responsible for leading and directing the corporate accounting and financial reporting functions. Mr. Wartner joined the Company in May 2006, prior to which he served as Vice President, Finance and Corporate Controller at Packaging Dynamics Corporation. Mr. Wartner has held several other senior financial roles, including Vice President and Chief Financial Officer at SEI Information Technology and with Pricewaterhouse Coopers in audit and financial consulting.
The Company issued a press release on June 9, 2008, a copy of which is attached hereto as Exhibit 99.1.
(c) Reference is made to Item 5.02(b) with respect to the description of the appointment of Mr. Wartner as Interim Chief Financial Officer of the Company, which description is incorporated by reference into this Item 5.02(b).
ITEM 9.01. Financial Statements and Exhibits.
(a) Exhibits
99.1	Press release of the Company dated June 9, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.
Date: June 9, 2008	By:	/s/ Richard X. Fischer
Richard X. Fischer
Vice President, General Counsel and Secretary

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